EXPENSE LIMIT AND REIMBURSEMENT AGREEMENT

         Expense Limit and Reimbursement Agreement made as of March 12, 2004, between Pioneer Investment Management, Inc. ("PIM") and Pioneer Variable Contracts Trust (the "Trust") with respect to the Trust's series of shares of beneficial interest listed on Appendix I hereto (each a "Portfolio").

         Whereas PIM wishes to reduce the expenses of each Portfolio until the Portfolio achieves a certain level of assets; and

         Whereas the Trust wishes to have PIM enter into such an agreement and is prepared to repay such expenses if the Portfolio subsequently achieves a sufficient level of assets.

         Now therefore the parties agree as follows:

         SECTION 1. PIM agrees to limit each Portfolio's expenses (the "Expense Limitation") by waiving PIM's fees and/or reimbursing the Portfolio for the Portfolio's ordinary operating expenses so that the total expenses of the Portfolio (other than extraordinary expenses, such as litigation, taxes, brokerage commissions, etc.) with respect to Class I or Class II shares, as designated in Appendix I, do not exceed the percentage of average daily net assets attributable to Class I or Class II shares, as specified in Appendix I, on an annual basis. PIM also agrees to waive its fees and/or reimburse the fund-wide expenses attributable to any other authorized class of a Portfolio's shares to the same extent that such expenses are reduced for that Portfolio's Class I or Class II shares, as the case may be. In no event, shall Pioneer Funds Distributor, Inc. be required to waive or PIM reimburse any fees payable under the Trust's Rule 12b-1 Plan.

         SECTION 2. PIM may terminate or modify the Expense Limitation only in accordance with this Agreement. PIM agrees that the Expense Limitation shall not be modified or terminated during the remainder of the fiscal year in which this Agreement or any predecessor Agreement is executed. PIM shall be entitled to modify or terminate the Expense Limitation with respect to any fiscal year that commences subsequent to the date this Agreement is executed if, but only if, PIM elects to modify or terminate the Expense Limitation with respect to such subsequent fiscal year and such election is made prior to the effective date of the Trust's post-effective amendment to its Registration Statement on Form N-1A to incorporate the Portfolios' financial statements; provided that this Agreement shall remain in effect at all times with respect to a Portfolio until the Portfolio's then current prospectus is amended or supplemented to reflect the termination or modification of this Agreement. The election by PIM referred to in the preceding sentence shall not be subject to the approval of the Trust or its Board of Trustees, but PIM shall notify the Board of Trustees in advance of the termination or modification of the Expense Limitation.

         SECTION 3. If the Portfolio is designated as a "Reimbursement Portfolio" in Appendix I, PIM shall keep a record of the amount of expenses for each class of shares that it waived or reimbursed pursuant to Section 1 hereof ("Prior Expenses"). If at any future date the total expenses of the Reimbursement Portfolio attributable to Class I or Class II shares, as the case may be, are less than the Expense Limitation, PIM shall be entitled to be reimbursed for such Prior Expenses attributable to Class I or Class II shares, as the case may be, provided that such reimbursement does not cause the Portfolio's Class I or Class II expenses to exceed the Expense Limitation. PIM shall also be entitled to reimbursement of the corresponding Prior Expenses attributable to any other authorized class of the Reimbursement Portfolio's shares. If the Reimbursement Portfolio's Class I or Class II expenses, as the case may be, subsequently exceed the Expense Limitation, the reimbursement of Prior Expenses shall be suspended and, if subsequent reimbursement of Prior Expenses shall be resumed to the extent that Class I or Class II expenses do not exceed the Expense Limitation (unless previously terminated by PIM), the Expense Limitation shall be applied. Notwithstanding anything in this Section 3 to the contrary, the Reimbursement Portfolio shall not reimburse PIM for any Prior Expense pursuant to this Section 3 more than three (3) years after the expense was incurred.

         SECTION 4. It is not intended by PIM or the Trust that the reimbursement agreement in Section 3 shall be an obligation of the Reimbursement Portfolio unless and until the total expenses of the Reimbursement Portfolio attributable to Class I or Class II shares, as the case may be, are less than the Expense Limitation. PIM understands that such total expenses may never be reduced to such level and there is no assurance that the Prior Expenses shall be reimbursed. In addition, the Trust shall have the right to terminate this Agreement with respect to a Reimbursement Portfolio, including the Reimbursement Portfolio's obligation to reimburse Prior Expenses, at any time upon notice to PIM. This Agreement automatically terminates without obligation by the Trust upon termination of the Portfolio's Management Contract between PIM and the Trust.

         SECTION 5. This Agreement shall be governed by the laws of the State of Delaware.

In witness whereof, the parties hereto have caused this Agreement to be signed as of the 12th day of March, 2004.


                                       PIONEER VARIABLE CONTRACTS TRUST


                                       By:  /s/ Osbert M. Hood
                                            ----------------------------------
                                       Name:   Osbert M. Hood
                                       Title:  Executive Vice President


                                       PIONEER INVESTMENT MANAGEMENT,
                                       INC.

                                       By:  /s/ Osbert M. Hood
                                            ----------------------------------
                                       Name:  Osbert M. Hood
                                       Title: President

                                   APPENDIX I
                                   ----------
Effective as of January ____, 2006:

----------------------------------------------------------------------------------------------------------------------
             PORTFOLIO                   REIMBURSEMENT PORTFOLIO         CLASS             EXPENSE LIMITATION
----------------------------------------------------------------------------------------------------------------------
Pioneer AmPac Growth VCT Portfolio                 No                  Class II                   0.95%
----------------------------------------------------------------------------------------------------------------------
Pioneer Cullen Value VCT Portfolio                 No                  Class II                   1.00%
----------------------------------------------------------------------------------------------------------------------
Pioneer Core Bond VCT Portfolio                    No                  Class II                   0.85%
----------------------------------------------------------------------------------------------------------------------
Pioneer Emerging Markets VCT                       No                  Class I                    1.75%
Portfolio
----------------------------------------------------------------------------------------------------------------------
Pioneer Equity Opportunity VCT                     No                  Class II                   1.25%
Portfolio
----------------------------------------------------------------------------------------------------------------------
Pioneer Europe VCT Portfolio                       No                  Class I                    1.50%
----------------------------------------------------------------------------------------------------------------------
Pioneer Fund VCT Portfolio                         No                  Class II                   1.00%
                                                                                           (Until May 1, 2007)
----------------------------------------------------------------------------------------------------------------------
Pioneer Global High Yield VCT                      No                  Class I                   1.00%
Portfolio
----------------------------------------------------------------------------------------------------------------------
Pioneer Ibbotson Aggressive                        No                  Class II                   0.74%
Allocation VCT Portfolio                                                                   (Until May 1, 2006)
----------------------------------------------------------------------------------------------------------------------
Pioneer Ibbotson Conservative                      No                  Class II                   0.74%
Allocation VCT Portfolio                                                                   (Until May 1, 2007)
----------------------------------------------------------------------------------------------------------------------
Pioneer Ibbotson Growth Allocation                 No                  Class II                   0.74%
VCT Portfolio                                                                              (Until May 1, 2006)
----------------------------------------------------------------------------------------------------------------------
Pioneer Ibbotson Moderate                          No                  Class II                   0.74%
Allocation VCT Portfolio                                                                   (Until May 1, 2006)
----------------------------------------------------------------------------------------------------------------------
Pioneer Oak Ridge Large Cap Growth                 No                  Class II                   0.95%
VCT Portfolio                                                                              (Until May 1, 2007)
---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
Pioneer Small Cap Value VCT                        No                   Class I                   1.25%
Portfolio
----------------------------------------------------------------------------------------------------------------------
Pioneer Small and Mid Cap Value VCT                No                   Class II                  1.00%
Portfolio
----------------------------------------------------------------------------------------------------------------------
Pioneer Small Company VCT Portfolio                No                   Class I                   1.25%
----------------------------------------------------------------------------------------------------------------------
Pioneer Strategic Income VCT                       No                   Class I                   1.25%
Portfolio
----------------------------------------------------------------------------------------------------------------------
Pioneer Value VCT Portfolio                        No                   Class II                   1.30%
                                                                                           (Until May 1, 2007)
----------------------------------------------------------------------------------------------------------------------




                                    PIONEER VARIABLE CONTRACTS TRUST




Date:  January ____, 2006           By:
                                       -----------------------------------------
                                    Name: Osbert M. Hood
                                    Title: Executive Vice President



                                    PIONEER INVESTMENT MANAGEMENT, INC.



Date:  January ____, 2006           By:
                                       -----------------------------------------
                                    Name:  Osbert M. Hood
                                    Title: Executive Vice President